UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2017

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On April 13, 2017, Ashford Inc. (“Ashford” or the “Company”) announced that it has acquired a controlling interest in a privately held company that conducts the business of Pure Rooms (“Pure Rooms”) for approximately $97,000 in cash consideration (excluding transaction costs). Pure Rooms utilizes state-of-the-art purification technology to create allergy-friendly guestrooms. Pure Rooms currently has contracts in place with approximately 160 hotels (approximately 2,400 rooms) throughout the United States. Pure Rooms’ hypo-allergenic rooms are designed to provide a better night’s sleep for all guests, especially allergy sufferers.

Pure Rooms’ patented 7-step purification process treats a room’s surfaces, including the air, and removes up to 99% of pollutants. Hotel rooms participating in this program typically achieve between a $20 and $30 premium per night. Based on historical performance, Ashford’s asset managed hotels that have been included in the Pure Rooms program have experienced an internal rate of return of between 50% and 70% on the Pure Rooms investment.

In addition to owning a 70% interest in the common equity of Pure Rooms, Ashford owns $300,000, or 50%, of the Series B-2 Preferred Equity of Pure Rooms. The total capitalization of Pure Rooms also includes approximately $475,000 of bank debt and $200,000 of Series B-1 Preferred Equity which will be senior to Ashford’s investment. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits
Exhibit Number         Description

99.1	Press release of the Company, dated April 13, 2017.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 17, 2017

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel